UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 16, 2007

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Memory Pharmaceuticals Corp. (the "Registrant") entered into a $10 million term loan, as described below under Item 2.03. The description of the term loan (and related transactions) under Item 2.03 is incorporated into this item by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 19, 2007, the Registrant issued a press release announcing the closing of a $10 million term loan with Hercules Technology Growth Capital, Inc., a Maryland corporation ("Hercules"). Proceeds from the term loan will be used to fund the Registrant’s ongoing research and development efforts.

Pursuant to the Loan and Security Agreement, dated as of March 16, 2007 (the "Loan Agreement") by and between the Registrant and Hercules, Hercules made an initial loan to the Registrant of $6.0 million on March 19, 2007. The Registrant will have the option to request up to an additional $4.0 million from September 15, 2007 through December 31, 2007. The principal balance of each advance under the Loan Agreement shall bear interest from such advance date at an interest rate equal to the prime rate on the date the loan is requested plus 3.20%. The Loan Agreement allows for interest-only payments on a monthly basis until May 2008. All amounts outstanding under the Loan Agreement as of May 16, 2008 will be repaid in 30 equal monthly installments beginning on the last business day of June 2008. The repayment period will be extended to 33 months if the Registrant satisfies certain milestones prior to March 16, 2008. The Loan Agreement allows the Registrant to prepay the outstanding principal amount and all accrued but unpaid interest and fees, subject to a payment of a prepayment premium equal to (i) 2.5% of the principal prepaid if paid on or before June 16, 2008, and (ii) 1.5% of the principal prepaid if paid anytime after June 16, 2008 but before the maturity date. Hercules may require that all amounts outstanding under the Loan Agreement be prepaid upon a change of control or sale of substantially all of the Registrant’s assets. The Registrant’s obligations under the Loan Agreement are secured by substantially all of the Registrant's assets, now owned or hereafter acquired, other than its intellectual property. The Loan Agreement requires compliance with customary covenants and the Loan Agreement provides for customary events of default following which, Hercules may, at its option, accelerate the amounts outstanding under the Loan Agreement.

In conjunction with the Loan Agreement, the Registrant issued to Hercules a five-year warrant (the "Warrant") to purchase 598,086 shares of common stock of the Registrant at an exercise price per share of $2.09, which was the volume-weighted average of the closing prices for the Registrant’s common stock for the eight days preceding the closing of the Loan Agreement. The Warrant vested immediately upon execution of the Loan Agreement.

The Loan Agreement and the Warrant are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference. A copy of the press release announcing the closing of the term loan is furnished as Exhibit 99.1 to this current report and is incorporated herein by reference. The foregoing descriptions of the Loan Agreement and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of each document as attached hereto.

The representations and warranties contained in the Loan Agreement and Warrant were made only for the purposes of the Loan Agreement and Warrant and solely for the benefit of Hercules. Those representations and warranties may be subject to important limitations and qualifications agreed to by the contracting parties, and may not be complete as of the date of this Current Report on Form 8-K. Some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to contractual standards of materiality different from that generally applicable to public disclosures to stockholders. Furthermore, the representations and warranties may have been made for the purposes of allocating contractual risk between the parties to such contract or other document instead of establishing these matters as facts, and they may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this Current Report on Form 8-K. Accordingly, you should not rely upon the representations and warranties in the Loan Agreement or Warrant as statements of factual information.

Item 9.01 Financial Statements and Exhibits.

4.1 Loan and Security Agreement, dated March 16, 2007, by and among the Registrant and Hercules Technology Growth Capital, Inc.

4.2 Warrant, dated March 16, 2007, by and among the Registrant and Hercules Technology Growth Capital, Inc.

99.1 Press Release dated March 19, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

March 19, 2007	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

4.1	Loan and Security Agreement, dated March 16, 2007, by and among the Registrant and Hercules Technology Growth Capital, Inc.
4.2	Warrant, dated March 16, 2007, by and among the Registrant and Hercules Technology Growth Capital, Inc.
99.1	Press Release dated March 19, 2007.